UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 18, 2009 (February 12, 2009)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3600	77002-4109
Houston, Texas	(Zip Code)
(Address of principal execute offices)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
     Determination of Amount of Bonuses for 2008 Performance
     On February 12, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sterling Chemicals, Inc. (the “Company”) determined and approved discretionary bonuses payable to each of its senior executive officers with respect to his performance during 2008. The bonuses will be paid to the Company’s senior executive officers on or about March 1, 2009 and are discretionary in that the Company did not attain the threshold target of EBITDA during 2008 to receive a bonus payment under the Sterling Chemicals, Inc. Bonus Plan. The Compensation Committee considered a number of factors in determining the amounts payable including, among others, each such executive officer’s performance against his performance metrics for 2008 previously established by the Compensation Committee and each such executive officer’s performance in driving results, his dedication to and participation in maintaining an ethical culture and his responsibility for maintaining high standards for environmental, health and safety performance. The following table sets forth the amount of bonuses awarded to each of our senior executive officers:

John V. Genova	President and Chief Executive Officer	$223,504

John R. Beaver	Senior Vice President - Finance and Chief Financial Officer	55,998

Kenneth M. Hale	Senior Vice President, General Counsel and Secretary	47,158

Paul C. Rostek	Senior Vice President — Commercial	36,342

Walter B. Treybig	Senior Vice President — Manufacturing	64,610
     Base Salary Increases
     On February 12, 2009, the Compensation Committee approved increases to the base salary of each of the named executive officers set forth below, effective March 1, 2009. The new base salary and the amount of the increase over the previous year’s base salary for each such executive officer are as follows:

1

		Base Salary	Increase

John V. Genova	President and Chief Executive Officer	$415,000	$20,000

John R. Beaver	Senior Vice President - Finance and Chief Financial Officer	243,342	20,092

Kenneth M. Hale	Senior Vice President, General Counsel and Secretary	258,110	14,610

Paul C. Rostek	Senior Vice President — Commercial	237,672	6,922

Walter B. Treybig	Senior Vice President — Manufacturing	221,520	8,520

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	STERLING CHEMICALS, INC.

	By:	/s/ John V. Genova

John V. Genova
President and Chief Executive Officer